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EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the Bull Run Corporation 1994 Long-Term Incentive Plan of our reports dated August 17, 1999 (except as to Note 9 to the financial statements, for which the date is September 14, 1999), with respect to the consolidated financial statements and schedules of Bull Run Corporation included in its Transition Report (Form 10-K) for the six months ended June 30, 1999, filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP

Charlotte, North Carolina
June 15, 2000